Exhibit 99.1

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets—June 30, 2016 (unaudited) and March 31, 2016	2
Unaudited Condensed Consolidated Statements of Operations for the Three Months Ended June 30, 2016 and 2015	3
Unaudited Condensed Consolidated Statement of Changes in Shareholders Equity for the Three Months Ended June 30, 2016	4
Unaudited Condensed Consolidated Statements of Cash Flows for the Three Months Ended June 30, 2016 and 2015	5
Notes to Condensed Consolidated Interim Financial Statements	6

RASNA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	March 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,865,249	$-
Other receivables	14,188	-
Related party receivable	20,412	607,159
Total current assets	4,899,849	607,159

Other intangible assets	1,536,269	1,300,000
Goodwill	3,402,941	-
Total non current assets	4,939,210	1,300,000

Total assets	$9,839,059	$1,907,159

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Current liabilities:
Accounts payable and accrued expenses	$438,245	$78,227
Related party payables	653,156	550,000
Total current liabilities	1,091,401	628,227

Total liabilities	1,091,401	628,227

Commitments and Contingencies (Note 8)	-	-

Shareholders’ equity
Common stock, $0.01 par value; 200,000,000 shares authorized, of which 54,837,790 and 35,650,289 are issued, respectively	548,378	356,503
Additional paid-in capital	13,239,093	5,746,477
Accumulated deficit	(5,039,813)	(4,824,048)
Total shareholders’ equity	8,747,658	1,278,932
Total liabilities and shareholders’ equity	$9,839,059	$1,907,159

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

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RASNA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,
	2016	2015
Revenue	$-	$-
Cost of revenue	-	-
Gross profit	-	-

Operating expenses:
General and administrative	38,111	-
Consultancy fees third parties	41,991	27,500
Consultancy fees related parties	87,500	75,000
Legal and professional fees	50,824	4,476
Total operating expenses	218,426	106,976

Loss from operations	(218,426)	(106,976)

Other income:
Foreign currency transaction gain	2,661	-
Other income	2,661	-

Loss from operations before income taxes	(215,765)	(106,976)

Income tax provision	-	-

Net loss	$(215,765)	$(106,976)

Basic and diluted loss per share attributable to common shareholders	$(0.00)	$(0.00)

Weighted average number of shares outstanding	45,138,614	35,650,289

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

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RASNA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY

(UNAUDITED)

	Common Stock		Additional Paid-In	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Equity
Balance at March 31, 2016	35,650,289	$356,503	$5,746,477	$(4,824,048)	$1,278,932

Shares cancelled pursuant to reverse merger transaction	(35,650,289)	(356,503)	356,503	-	-
Shares issued pursuant to reverse merger transaction	54,837,790	548,378	7,126,622	-	7,675,000

Share based compensation	-	-	9,491	-	9,491
Net loss	-	-	-	(215,765)	(215,765)
Balance at June 30, 2016	54,837,790	$548,378	$13,239,093	$(5,039,813)	$8,747,658

The accompanying notes are an integral part of these unaudited condensed consolidated interim financial statements.

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RASNA THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended June 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(215,765)	$(106,976)
Adjustments to reconcile net loss to net cash provided by operating activities:
Share based compensation	9,491	-

Changes in operating assets and liabilities:
Related party receivable	-	29,615
Accounts and other payables	(132,586)	2,361
Related party payables	87,500	75,000
Net cash used in operating activities	(251,360)	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash balances from consolidation on acquisition of variable interest entity	5,116,609	-
Net cash provided by investing activities	5,116,609	-

Net increase in cash and cash equivalents	4,865,249	-

Cash, beginning of period	-	-

Cash, end of period	$4,865,249	$-

Non-Cash Transactions
Common stock issued for Acquisition	$7,675,000	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

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RASNA THERAPEUTICS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1.	GENERAL INFORMATION

Rasna Therapeutics, Inc. (the “Company” or “Rasna”), is a company incorporated in the State of Delaware. Prior to May 17, 2016 Rasna Therapeutics, Inc. was a non-trading holding company with an investment in one subsidiary company, and also controlled an entity in which it was deemed the primary beneficiary.

Arna Therapeutics Limited (“Arna”) was a company incorporated in the British Virgin Islands under applicable law and regulation. Arna was incorporated on September 30, 2013. Arna only has one segment of activity which is that of a clinical stage biotechnology company focused on targeted drugs to treat diseases in oncology and immunology, mainly focusing on the treatment of Leukemia.

On May 17, 2016, Rasna and its subsidiary Falconridge entered into an Agreement of Merger and Plan of Reorganization (“Merger Agreement”) with Arna. Pursuant to the agreement, Arna was merged into Falconridge and the shareholders of Arna were issued shares of Rasna in exchange for shares of Arna.

The Merger is being treated as a reverse acquisition effected by a share exchange for financial accounting and reporting purposes since Arna’s operations, Board of Directors and Management will remain subsequent to the consummation of the transaction, however, the legal aquiror is Rasna Therapeutics, Inc.   As a result, the historical operations that are reflected in these financial statements are those of Arna, and the assets acquired and liabilities assumed and in the transaction with Rasna Therapeutics, Inc have been written to fair value in accordance with ASC 805, Business Combinations. Refer to Note 3 - Acquisitions, for more information related to the transaction.

The Company only has one segment of activity which is that of a clinical stage biotechnology company focused on targeted drugs to treat diseases in oncology and immunology, mainly focusing on the treatment of Leukemia.

These financial statements are presented in United States dollars (“USD”) which is also the functional currency of the primary economic environment in which the Company operates. Foreign operations are included in accordance with policies set out in note 2 below.

2.	ACCOUNTING POLICIES

The principal accounting policies applied in the preparation of these financial statements are set out below. These policies have been applied consistently to all the years presented unless otherwise stated.

Basis of preparation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

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Principles of Consolidation

In accordance with ASC 810, Consolidation, the Company consolidates any entity in which it has a controlling financial interest. Further, the Company consolidates any variable interest entity that it is deemed to be the primary beneficiary of, and have the power to direct its significant activities. Upon review of the relationship between Rasna Therapeutics (“Rasna UK”) and Rasna, Management noted that equity investment in Rasna UK is not sufficient to fund its operations. Accordingly, Rasna is considered to be the primary beneficiary of the assets held within Rasna UK, which primarily consist of cash received from Rasna to fund its operations, and has power to direct its significant activities. As a result, Rasna consolidates this variable interest entity.

The interim condensed consolidated financial statements include the financial statements of the Company and its subsidiary, Arna Therapeutics Limited as well as the operations of Rasna for the period from May 17, 2016 through June 30, 2016. All significant intercompany accounts and transactions have been eliminated in the preparation of the accompanying condensed consolidated financial statements.

Business Combinations

Management accounts for business combinations under the provisions of Accounting Standards Codification (“ASC”) Topic 805-10, Business Combinations (“ASC 805-10”), which requires that the purchase method of accounting be used for all business combinations.  Assets acquired and liabilities assumed, including non-controlling interests, are recorded at the date of acquisition at their respective fair values.  ASC 805-10 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill.  Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination.  Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred.

The amounts reflected within the Note 3 - Acquisitions are the results of the preliminary purchase price allocation and will be updated upon completion of the final valuation report. Management is required to complete the purchase price allocation within 12 months of the acquisition date. If such completion of the allocation results in a change in the preliminary values, the measurement period adjustment will be recognized in the period in which the adjustment amount is determined in accordance with ASU 2015-16.

Going concern

The Company is subject to a number of risks similar to those of other pre-commercial stage companies, including its dependence on key individuals, uncertainty of product development and generation of revenues, dependence on outside sources of capital, risks associated with research, development, testing, and obtaining related regulatory approvals of its pipeline products, suppliers and collaborators, successful protection of intellectual property, competition with larger, better-capitalized companies, successful completion of the Company's development programs and, ultimately, the attainment of profitable operations are dependent on future events, including obtaining adequate financing to fulfill its development activities and generating a level of revenues adequate to support the Company's cost structure.

The Company has experienced net losses and significant cash outflows from cash used in operating activities over the past years, and as at June 30, 2016, had an accumulated deficit of $5,039,813, a net loss for the three months ended June 30, 2016 of $215,765 and net cash used in operating activities of $251,360.

We expect to continue to incur net losses and have significant cash outflows for at least the next twelve months. The Group has sufficient funds to continue operating until the end of the third quarter of 2017, but will require significant additional cash resources to launch new development phases of existing products in its pipeline. These conditions, among others, raise substantial doubt about the Group's ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that the Group will continue as a going concern. This basis of accounting contemplates the recovery of the Group's assets and the satisfaction of liabilities in the normal course of business. A successful transition to attaining profitable operations is dependent upon achieving a level of positive cash flows adequate to support the Group's cost structure.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. We evaluate our estimates on an ongoing basis, including those related to the fair values of stock based awards, income taxes and contingent liabilities, among others. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates and such differences could be material to our consolidated financial position and results of operations.

Fair Value

The carrying value of the Company’s financial instruments, including cash and cash equivalents, related party balances, accounts payable and accrued liabilities, approximate fair value because of the short-term nature of such financial instruments. Management measures certain other assets, including nonmarketable equity securities, at fair value on a nonrecurring basis when they are deemed to be other-than-temporarily impaired.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of related party receivables.

Deposits held with banks, including those held in foreign branches of global banks, may exceed the amount of insurance provided on such deposits. These deposits may be redeemed upon demand and bear minimal risk. Management believes that the institutions that hold our instruments are financially sound and are subject to minimal credit risk.

Cash and cash equivalents

Cash and cash equivalents consists of cash on deposit with banks with an original maturity of three months or less.

Goodwill and Intangible assets

Intangible assets are made up of in-process research and development, (“IPR&D”) and certain intellectual property (“IP”). IPR&D assets represent the fair value assigned to acquired technologies, which at the time of acquisition have not reached technological feasibility and have no alternative future use. IP assets represent the fair value assigned to technologies, which at the time of acquisition have reached technological feasibility, however, have not yet been put into service. Intangible assets are considered to have an indefinite useful life until the completion or abandonment of the associated research and development projects at which time they will be amortized on a straight-line basis over the shorter of their economic or legal useful life.

Goodwill represents the premium paid over the fair value of the net tangible and intangible assets acquired in business combinations.  Goodwill is not amortized; rather, it is subject to a periodic assessment for impairment by applying a fair value based test.  Goodwill is assessed for impairment on an annual basis or more frequently if events or changes in circumstances indicate that the asset might be impaired. An impairment charge is recognized only when the implied fair value of the Company’s reporting unit’s goodwill is less than its carrying amount.

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Management evaluates indefinite life intangible assets for impairment on an annual basis and on an interim basis if events or changes in circumstances between annual impairment tests indicate that the asset might be impaired. The ongoing evaluation for impairment of its indefinite life intangible assets requires significant management estimates and judgment. Management reviews definite life intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There were no impairment charges during the three months ended June 30, 2016 or June 30, 2015.

Risks and Uncertainties

The Company operates in an industry that is subject to rapid change. The Company’s operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory, and other risks associated with an early stage company, including the potential risk of business failure.

Research and development

Expenditure on research and development is charged to the statements of operation in the year in which it is incurred with the exception of expenditure incurred in respect of the development of major new products where the outcome of those projects is assessed as being reasonably certain as regards to viability and technical feasibility. Such expenditure is capitalized and amortized straight line over the estimated period of sale for each product, commencing in the year that sales of the product are first made. To date, the Company has not capitalized any such expenditures other than certain IPR&D & IP recorded in connection with certain acquisition or equity transactions.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Management considers many factors when assessing the likelihood of future realization of deferred tax assets, including recent earnings experience by jurisdiction, expectations of future taxable income, and the carryforward periods available for tax reporting purposes, as well as other relevant factors. A valuation allowance may be established to reduce deferred tax assets to the amount that management believes is more likely than not to be realized. Due to inherent complexities arising from the nature of the business, future changes in income tax law and variances between actual and anticipated operating results, Management makes certain judgments and estimates. Therefore, actual income taxes could materially vary from these estimates.

The Company recognizes in the financial statements the impact of a tax position, if that position is more likely than not to be sustained upon an examination, based on the technical merits of the position. The Company records a liability for the difference between the benefit recognized and measured and the tax position taken or expected to be taken on the Company’s tax return. To the extent that the assessment of such tax positions changes, the change in estimate is recorded in the period in which the determination is made. To the extent interest and penalties are not assessed with respect to uncertain tax positions, amounts accrued will be reduced and reflected as a reduction of the overall income tax provision. The Company incurred no liability and, therefore, did not need to record interest and penalties, during the three months ended June 30, 2016 and June 30, 2015.

Foreign Currency

Items included in the financial statements are measured using their functional currency, being the currency of the primary economic environment in which the company operates. The financial statements are presented in USD, which is the company’s functional and presentational currency.

Foreign currency transactions are translated using the rate of exchange applicable at the date of the transaction. Foreign exchange gains and losses resulting from the settlement of such transactions and from the re-translation at the year end of monetary assets and liabilities denominated in foreign currencies are recognized in the statements of operations.

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Net Loss per Share

Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted loss per share includes potentially dilutive securities such as outstanding options and warrants, using various methods such as the treasury stock or modified treasury stock method in the determination of dilutive shares outstanding during each reporting period. As of June 30, 2016 and March 31, 2016 there were no common equivalent shares.

The following is the computation of net loss per share for the following periods:

	For the Three Months Ended June 30,
	2016 (Unaudited)	2015 (Unaudited)
Net loss for the period	$(215,765)	$(106,976)

Weighted average number of shares	45,138,614	35,650,289

Net loss per share (basic and diluted)	$(0.00)	$(0.00)

Equity-Based Payments to Non-Employees

The Company offers stock-based compensation awards based on fair value as of the grant date. Management uses the Black-Scholes-Merton option-pricing model to estimate the fair value of stock options on the dates of grant.

Given the limited history with employee grants, the “simplified” method is used for estimating the expected term for stock option awards. The “simplified” method, is calculated as the average of the contractual term and the average vesting period. Estimated volatility is based upon the historical volatility of similar entities whose share prices are publicly available, as the Company did not have sufficient trading history for its common stock. The risk-free interest rate is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the stock option award is granted, with a maturity equal to the expected term of the stock option award. The expected dividend assumption is based on the current expectations about the Company’s anticipated dividend policy.

The fair value of an award expected to vest on a straight-line basis is amortized over the requisite service period of the award, which is generally the period from the grant date to the end of the vesting period. For awards with service only conditions and a graded vesting schedule, Management elected to recognize costs on a straight-line basis. The Company uses historical data to estimate the number of future forfeitures.

Recent Accounting Pronouncements Not Yet Adopted

•	In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing (“ASU 2016-10”). The amendments in ASU 2016-10 clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The guidance is effective for the Company beginning January 1, 2018, although early adoption is permitted beginning January 1, 2017. The Company is currently evaluating the effects of ASU 2016-10 on its consolidated financial statements.

•	In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients (“ASU 2016-12”). The amendments in ASU 2016-12 provide clarifying guidance in certain narrow areas and add some practical expedients. Specifically, the amendments in this update (1) clarify the objective of the collectability criterion in step 1, and provides additional clarification for when to recognize revenue for a contract that fails step 1, (2) permit an entity, as an accounting policy election, to exclude amounts collected from customers for all sales (and other similar) taxes from the transaction price (3) specify that the measurement date for noncash consideration is contract inception, and clarifies that the variable consideration guidance applies only to variability resulting from reasons other than the form of the consideration, (4) provide a practical expedient that permits an entity to reflect the aggregate effect of all modifications that occur before the beginning of the earliest period presented when identifying the satisfied and unsatisfied performance obligations, determining the transaction price, and allocating the transaction price to the satisfied and unsatisfied performance obligations, (5) clarifies that a completed contract for purposes of transition is a contract for which all (or substantially all) of the revenue was recognized under legacy GAAP before the date of initial application. Further, accounting for elements of a contract that do not affect revenue under legacy GAAP are irrelevant to the assessment of whether a contract is complete. In addition, the amendments permit an entity to apply the modified retrospective transition method either to all contracts or only to contracts that are not completed contracts, and (6) clarifies that an entity that retrospectively applies the guidance in Topic 606 to each prior reporting period is not required to disclose the effect of the accounting change for the period of adoption. However, an entity is still required to disclose the effect of the changes on any prior periods retrospectively adjusted. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606: The guidance is effective for the Company beginning January 1, 2018, although early adoption is permitted beginning January 1, 2017. The Company is currently evaluating the effects of ASU 2016-12 on its consolidated financial statements.

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3.	ACQUISITIONS

The following transactions were accounted for using the purchase accounting method which requires, among other things, that the assets acquired and liabilities assumed are recognized at their acquisition date fair value.

On May 5, 2016, Rasna UK sold its intellectual property to Falconridge, a subsidiary of Rasna, for a note payable in the amount of $236,269. Rasna UK is considered a VIE and consolidated in these financial statements, however, is not an entity under common control as Rasna controlled both Falconridge and Rasna UK at the time of the transaction, this transaction eliminates on consolidation.

On May 17, 2016, Rasna and its subsidiary Falconridge entered into an Agreement of Merger and Plan of Reorganization with Arna. Pursuant to the agreement, Arna was merged into Falconridge and the shareholders of Arna were issued shares of Rasna in exchange for shares of Arna. Arna was deemed to be the accounting acquirer because Rasna and Falconridge Holdings Limited were non-trading holding companies and Arna’s operations will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity. Further, 65% of the voting interest in Rasna was acquired by Arna shareholders in connection with the transaction. Therefore, the assets and liabilities of the acquired entity, Rasna, were written to fair value in accordance with the Acquisition Method prescribed in ASC 805, Business Combinations.

The consideration transferred was measured based upon the share price recently received during a non-public equity raise in Rasna, during which non-related investors paid $0.40 per share of common stock. During the acquisition transaction, 19,187,500 of 54,837,790 shares were issued to legacy Rasna shareholders, which results in consideration transferred to the acquiree’s shareholders of $7,675,000.

The preliminary purchase price allocation as of the date of acquisition is set forth in the table below and reflects various preliminary fair value estimates and analysis. These estimates are subject to change during the purchase price allocation period (up to one year from the acquisition date) as valuations are finalized. The Company’s allocation of the purchase price in connection with the acquisition was calculated as follows:

Balance as of
May 17, 2016

Share consideration transferred	$7,675,000
Forgiveness of receivable	607,159
Consideration transferred	$8,282,159

Less: Fair value of assets acquired
Cash and cash equivalents	(5,116,609)
Other receivables	(14,187)
Related party receivables	(20,412)
Intellectual property	(236,269)

Plus: Liabilities assumed
Accounts payable and accrued expenses	492,603
Related party payables	15,656

Goodwill	$3,402,941

Of the above assets acquired and liabilities assumed, the intellectual property acquired was owned by Falconridge and the residual assets acquired and liabilities assumed comprised the VIE that was controlled by Rasna, Inc.

4.	GOODWILL AND INTANGIBLE ASSETS

As noted in Note 3 - Acquisitions, on May 17, 2016, there was a transaction where the Company acquired an entity and, at initial purchase price, it was determined that there was $236,269 of intellectual property and $3,402,941 of Goodwill.

Goodwill

The following table summarizes the Company’s goodwill for the periods indicated resulting from the acquisitions by the Company:

Goodwill

Balance at March 31, 2016	$-
Acquisition of Rasna and its subsidiaries	3,402,941
Balance at June 30, 2016	$3,402,941

Intangible Assets

The IPR&D and intellectual property are considered to have an indefinite life and there were no impairment charges recognized during the periods ended June 30, 2016 or June 30, 2015.

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The following table summarizes the Company’s intangible assets as of the following periods:

	Three Months Ended June 30, 2016 (Unaudited)
	Estimated	Gross
	Useful	Carrying		Accumulated	Net Book
	Life	Amount	Additions	Amortization	Value
In-process research and development	Indefinite	$1,300,000	$-	$-	$1,300,000
Intellectual Property	Indefinite	-	236,269	-	236,269
		$1,300,000	$236,929	$-	$1,536,269

	Three Months Ended March 31, 2016 (Unaudited)
	Estimated	Gross
	Useful	Carrying		Accumulated	Net Book
	Life	Amount	Additions	Amortization	Value
In-process research and development	Indefinite	$1,300,000	$-	$-	$1,300,000
		$1,300,000	$-	$-	$1,300,000

5.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The following table summarizes the Company’s accounts payable and accrued expenses as of the following periods:

	June 30, 2016 (Unaudited)	March 31, 2016
Accounts payable	$327,518	$-
Accrued expenses	110,727	78,227
	$438,245	$78,227

6.	ISSUANCE OF COMMON STOCK

As discussed in Note 3 - Acquisitions, on May 17, 2016, the Company completed a reverse merger whereby 35,650,289 shares of Arna were canceled and converted to a right to receive 35,650,289 shares of the Company’s stock. In effect, as a result of the share exchange, an additional 19,187,500 shares were ultimately issued to previous Rasna non-affiliate shareolders at a price of $0.40 per share of common stock. Management used the price of $0.40 per share of common stock based on the value of shares used by Rasna in its equity raise that occurred in April 2016, where such shares were issued in contemplation of the merger transaction occurring in May 2016.

7.	RELATED PARTY TRANSACTIONS

During the normal course of its business, the Company enters into various transactions with entities that are both businesses and individuals. The following is a summary of the related party transactions and balances as of June 30, 2016 and March 31, 2016.

(1)	Eurema Consulting S.r.l.

Eurema Consulting S.r.l. was a significant shareholder of Arna Therapeutics Limited. During the three months ended June 30, 2016 Eurema Consulting S.r.l. supplied Arna Therapeutics Limited with consulting services amounting to $25,000. As of June 30, 2016 and March 31, 2016, Eurema Consulting S.r.l was owed $250,000 and $225,000, respectively, by Arna Therapeutics Limited.

(2)	Non-corporate related parties.

Riccardo Dalla Favera

Riccardo Dalla Favera is a Director of Rasna Therapeutics, Inc. In the three months ended June 30, 2016, and the three months ended June 30, 2015 Riccardo Dalla Favera charged the Company $6,250, and $6,250, respectively, in respect of consultancy fees. As of June 30, 2016 and March 31, 2016, the balance due to Riccardo Dalla Favera was $50,000 and $43,750, respectively.

James Mervis

James Mervis is a Director of Rasna Therapeutics, Inc. In the three months ended June 30, 2016 James Mervis charged the Company $6,250 in respect of consultancy fees, travel and reimbursement of professional fees. As of June 30, 2016 and March 31, 2016, the balance due to James Mervis was $37,500 and $31,250, respectively.

Gabriele Cerrone

Gabriele Cerrone is a Director of Rasna Therapeutics, Inc. In the three months ended June 30, 2016 and the three months ended June 30, 2015, Gabriele Cerrone charged the Company $25,000, and $25,000, respectively, in respect of consultancy fees. As of June 30, 2016 and March 31, 2016, the balance due to Gabriele Cerrone was $150,000 and $125,000, respectively.

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Roberto Pellicciari

Roberto Pellicciari is a Director of Rasna Therapeutics, Inc. and sole shareholder of TES Pharma Srl. In the three months ended June 30, 2016 and the three months ended June 30, 2015, Roberto Pellicciari charged the Company $25,000 and $25,000, respectively, in respect of consultancy fees. As of June 30, 2016 and March 31, 2016, the balance due to Roberto Pellicciari was $150,000 and $125,000, respectively.

Riccardo Dalla Favera

Riccardo Dalla Favera is a Director of Rasna Therapeutics Limited. During the quarters ended June 30, 2016 and 2015 Riccardo Dalla Favera charged the Company for consulting services of $12,500 and $0, respectively. As of June 30, 2016 and March 31, 2016 the Company owed Riccardo Dalla Fevera $12,500 and $0, respectively.

James Mervis

James Mervis is a Director of Rasna Therapeutics Limited. During the quarter ended June 30, 2016 and 2015, James Mervis charged the Company $3,156 and $0, respectively, for travel expenses and consulting services, As of June 30, 2016 and March 31, 2016 the Company owed James Mervis $3,156 and $0, respectively.

There is no interest charged on the balances with related parties. There are no defined repayment terms and such amounts can be called for payment at any time.

8.	COMMITMENTS AND CONTINGENCIES

There are no material commitments and contingencies at June 30, 2016 and March 31, 2016.

9.	SUBSEQUENT EVENTS

Reverse Recapitalization

On August 15, 2016, Active With Me, Inc., entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”) with Rasna, Inc., and Rasna Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Active With Me, Inc. (“Merger Sub”), providing for the merger of Merger Sub with and into Rasna, Inc. (the “Merger”), with Rasna, Inc. surviving the Merger as a wholly-owned subsidiary of Active With Me, Inc. As a result of the Merger, the resulting company, Rasna Therapeutics, Inc., is a biotechnology company that is engaged in modulating the molecular targets NPM1 and LSD1, which are implicated in the disease progression of leukemia and lymphoma.

The Merger is being treated as a reverse recapitalization effected by a share exchange for financial accounting and reporting purposes since substantially all of Active With Me’s operations were disposed of prior to the consummation of the transaction.  Rasna Successor is treated as the accounting acquirer as its stockholders control the Company after the Exchange Agreement, even though Active With Me, Inc. was the legal acquirer.  As a result, the assets and liabilities and the historical operations that are reflected in these financial statements are those of Rasna Successor as if Rasna Successor had always been the reporting company.  Since Active With Me, Inc. had no operations upon the Merger Agreement taking place, the transaction was treated as a reverse recapitalization for accounting purposes and no goodwill or other intangible assets were recorded by the Company as a result of the Merger Agreement.

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Thereafter, pursuant to a Stock Purchase Agreement, the Company transferred all of the outstanding capital stock of Rasna Successor to a former officer and director of Active With Me, Inc. in exchange for cancellation of an aggregate of 1,500,000 shares of Rasna Successor’s common stock held by such person.

In connection with the share exchange, each share of Rasna, Inc was exchanged for the right to receive .33 shares in Active With Me, Inc. Once issued, the new shares were combined with the 3,305,000 common shares held by legacy Active With Me, Inc. shareholders. Immediately following the Merger, 1,500,000 shares were canceled, which related to one legacy Active With Me shareholder that effectively spun off the remaining assets of Active With Me in connection with the transaction. Finally, subsequent to the transaction, the legal acquirer executed a 3.25 for 1 stock split on its common shares. Historical common stock amounts and additional paid-in capital have been retroactively adjusted for the effect of the share splits executive in connection with the Merger transaction. Following the closing of the Merger and Rasna Successor’s cancellation of 1,500,000 shares in the Split-Off, there were 19,901,471 shares of Rasna Successor issued and outstanding, which once effected for the 3.25 for 1 reverse stock split, resulted in 64,679,798 shares outstanding in the combined entity.

Grant of Stock Options

On September 1, 2016, Rasna Successor’s Board approved the grant of 100,000 stock options to each of Gabriele Cerrone, Jim Mervis and Riccardo Dalla-Favera for past services as a director. Such options vest upon grant. In addition, the Board approved the grant of 100,000 stock options to each of Jim Mervis, John Brancaccio, Alex Martin, Kunwar Shailubhai, Riccardo Dalla-Favera and 125,000 options to Alessandor Padova as Chairman. These options vest over 3 years from date of grant and for continuing services as a director. The Board also approved the grant of 50,000 options to each member of Rasna Successor’s Scientific Advisory Board who are Thomas Adams, Gary Jacob and Napoleone Ferrara. 25,000 of the options vest upon grant and 25,000 vest over 3 years. Further, the Board granted stock options to management of Rasna Successor. James Tripp, Acting CEO, received 125,000 options which vest over 3 years and Tiziano Lazzaretti, the Rasna Successor’s accounting consultant received 100,000 options which vest over 3 years.

Stock Split and Name Change

On September 20, 2016, Rasna Successor filed a Certificate of Change in Nevada which effected a 3.25 for 1 forward stock split of its common stock for shareholders of record as of August 16, 2016 and increased the authorized number of shares of common stock to 200,000,000 shares. As of September 27, 2016, 64,679,798 shares of the Rasna Successor’s common stock were issued and outstanding.

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